Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                           Contact:
Mike Van Handel
Manpower Inc.
+1.414.906.6305
michael.vanhandel@manpower.com

Manpower Reports 4th Quarter and Full Year 2010 Results

    MILWAUKEE, WI, USA, February 2, 2011 – Manpower Inc. (NYSE: MAN) today reported a net loss of $4.29 per diluted share for the three months ended December 31, 2010 compared to net earnings of 37 cents in the prior year period. The net loss in the quarter was $350.4 million compared to net earnings of $29.1 million a year earlier. Revenues for the fourth quarter totaled $5.2 billion, an increase of 18 percent from the year earlier period, or an increase of 22 percent in constant currency.

Included in the fourth quarter results is a non-cash goodwill and intangible asset impairment charge of $428.8 million ($384.3 million after tax, or $4.70 per diluted share) and a reorganization charge, primarily related to office consolidations and severance costs, of $30.5 million ($20.6 million after tax or 25 cents per diluted share). Excluding the impairment and reorganization charges, earnings per diluted share was 66 cents. Net earnings in the fourth quarter were unfavorably impacted by 2 cents per diluted share, as foreign currencies were relatively weaker compared to the prior year period.

Jeffrey A. Joerres, Manpower Inc. Chairman and CEO, said, “2010 was a very strong year for us and the fourth quarter was no different. Our revenue growth in all geographies remains robust and we continue to leverage our office structure to drive profitability. Europe performed exceptionally, as did our IT staffing. We also experienced strong trends in our solutions offerings.

“We move into 2011 with much more confidence, a more complete set of solutions and a stronger organization. We are optimistic for a successful 2011.

“We are anticipating the first quarter of 2011 diluted earnings per share to be in the range of 26 cents to 34 cents with a negligible impact from currency.”

Net earnings per diluted share for the year ended December 31, 2010 was a loss of $3.26 compared to a loss of 12 cents per diluted share in 2009. Net earnings were a loss of $263.6 million compared to a loss of $9.2 million in the prior year. Revenues for the year were $18.9 billion, an increase of 18 percent from the prior year, or 19 percent in constant currency.

Earnings per diluted share for the full year 2010 include the fourth quarter goodwill and intangible asset impairment charge and reorganization costs discussed above ($4.98 per diluted share for the year). Additionally, 2010 results were unfavorably impacted by 4 cents per diluted share due to changes in foreign currencies compared to the prior year. Included in the full year 2009 results is a loss on the sale of an equity investment and goodwill impairment charge totaling 85 cents, a charge of 6 cents related to the repayment of our revolver borrowings and extinguishment of an interest rate swap, and reorganization charges totaling 31 cents.

In conjunction with its fourth quarter earnings release, Manpower will broadcast its conference call live over the Internet on February 2, 2011 at 7:30 a.m. CST (8:30 a.m. EST). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

About Manpower Inc.
Manpower Inc. (NYSE: MAN) is a world leader in innovative workforce solutions; creating and delivering services that enable its clients to win in the changing world of work. With over 62 years’ experience, Manpower offers employers a range of services and solutions for the entire employment and business cycle including permanent, temporary and contract recruitment; employee assessment and selection; training; outplacement; outsourcing and consulting. Manpower’s worldwide network of nearly 4,000 offices in 82 countries and territories is the world’s largest in the industry and enables the company to meet the needs of its 400,000 clients per year, including small and medium size enterprises in all industry sectors, as well as the world's largest multinational corporations. The focus of Manpower’s work is on raising productivity through improved quality, efficiency and cost-reduction across their total workforce, enabling clients to concentrate on their core business activities. Manpower Inc. operates under five brands: Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management. More information about Manpower Inc. is available at www.manpower.com.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2009, which information is incorporated herein by reference.

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Manpower Inc.
Results of Operations
(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,209.6	$4,412.6	18.1%	22.1%
Cost of services	4,303.9	3,656.5	17.7%	21.8%
Gross profit	905.7	756.1	19.8%	23.5%
Selling and administrative expenses, excluding impairment charges	819.5	713.3	14.9%	18.1%
Goodwill and intangible asset impairment charges (b)	428.8	-	N/A	N/A
Selling and administrative expenses	1,248.3	713.3	75.0%	78.2%
Operating (loss) profit	(342.6)	42.8	N/A	N/A
Interest and other expenses	10.0	12.6	-20.7%
(Loss) earnings before income taxes	(352.6)	30.2	N/A	N/A
Provision for income taxes	(2.2)	1.1	N/A
Net (loss) earnings	$(350.4)	$29.1	N/A	N/A
Net (loss) earnings per share - basic	$(4.29)	$0.37	N/A
Net (loss) earnings per share - diluted	$(4.29)	$0.37	N/A	N/A
Weighted average shares - basic	81.6	78.5	4.0%
Weighted average shares - diluted	81.6	79.7	2.5%

(a) Revenues from services include fees received from our franchise offices of $6.4 million and $5.7 million for the three months ended December 31, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $263.5 million and $213.4 million for the three months ended December 31, 2010 and 2009, respectively.

(b) The goodwill and intangible asset impairment charges for the three months ended December 31, 2010 relate to our investments in Right Management and Jefferson Wells. The impact on net earnings is $384.3 million, or $4.70 per diluted share.

Manpower Inc.
Operating Unit Results
(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$777.1	$479.0	62.2%	62.2%
Other Americas	347.8	283.9	22.5%	19.5%
	1,124.9	762.9	47.5%	46.3%

France	1,433.6	1,304.4	9.9%	19.5%
EMEA:
Italy	294.1	269.3	9.2%	18.8%
Other EMEA	1,681.7	1,477.7	13.8%	19.2%
	1,975.8	1,747.0	13.1%	19.1%
Asia Pacific	588.3	468.7	25.5%	16.5%
Right Management	87.0	129.6	-32.9%	-32.4%
	$5,209.6	$4,412.6	18.1%	22.1%

Operating Unit Profit (Loss) (c):
Americas:
United States (b)	$14.1	$(7.7)	N/A	N/A
Other Americas	10.0	5.9	67.9%	63.9%
	24.1	(1.8)	N/A	N/A

France	12.0	5.0	138.0%	156.7%
EMEA:
Italy	15.8	11.1	43.2%	55.6%
Other EMEA	65.8	26.5	146.9%	157.6%
	81.6	37.6	116.5%	127.6%
Asia Pacific	9.6	6.9	42.0%	32.4%
Right Management	(16.8)	20.8	N/A	N/A
	110.5	68.5
Corporate expenses	(30.8)	(20.8)
Goodwill and intangible asset impairment charges	(428.8)	-
Intangible asset amortization expense (c)	(11.2)	(4.9)
Reclassification of French business tax	17.7	-
Operating (loss) profit	(342.6)	42.8	N/A	N/A
Interest and other expenses (d)	(10.0)	(12.6)
(Loss) earnings before income taxes	$(352.6)	$30.2

(a) During the fourth quarter of 2010, our segment reporting was realigned due to our Jefferson Wells business being combined with our Professional Finance and Accounting vertical within the United States. Accordingly, our former reportable segment, Jefferson Wells, is now reported within our United States operating segment as part of the Americas reportable segment. All previously reported results have been restated to conform to the current year presentation.

(b) The United States results include the results of COMSYS IT Partners, Inc., which was acquired on April 5, 2010. United States revenues from services include fees received from our franchise offices of $3.8 million and $3.1 million for the three months ended December 31, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $165.0 million and $135.6 million for the three months ended December 31, 2010 and 2009, respectively.

(c) During the third quarter of 2010, we redefined Operating Unit Profit (Loss) to exclude intangible asset amortization. Therefore, these costs are no longer included as operating costs within the reportable segments and Corporate Expenses, and all intangible asset amortization expense is now shown separately. All previously reported results have been restated to conform to the current year presentation.

(d) The components of interest and other expenses were:
	2010	2009
Interest expense	$10.1	$13.2
Interest income	(2.0)	(2.4)
Foreign exchange loss (gain)	0.8	(0.1)
Miscellaneous expenses, net	1.1	1.9
	$10.0	$12.6

Manpower Inc.
Results of Operations
(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from services (a)	$18,866.5	$16,038.7	17.6%	19.2%
Cost of services	15,621.1	13,220.5	18.2%	19.8%
Gross profit	3,245.4	2,818.2	15.2%	16.4%
Selling and administrative expenses, excluding impairment charges	2,938.6	2,715.5	8.2%	9.1%
Goodwill and intangible asset impairment charges (b)	428.8	61.0	602.9%	602.9%
Selling and administrative expenses	3,367.4	2,776.5	21.3%	22.1%
Operating (loss) profit	(122.0)	41.7	N/A	N/A
Interest and other expenses	43.2	64.6	-33.1%
Loss before income taxes	(165.2)	(22.9)	N/A	N/A
Provision for income taxes	98.4	(13.7)	N/A
Net loss	$(263.6)	$(9.2)	N/A	N/A
Net loss per share - basic	$(3.26)	$(0.12)	N/A
Net loss per share - diluted	$(3.26)	$(0.12)	N/A	N/A
Weighted average shares - basic	81.0	78.3	3.4%
Weighted average shares - diluted	81.0	78.3	3.4%

(a) Revenues from services include fees received from our franchise offices of $23.6 million and $22.3 million for the years ended December 31, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $968.0 million and $746.7 million for the years ended December 31, 2010 and 2009, respectively.

(b) The goodwill and intangible asset impairment charges for the year ended December 31, 2010 relate to our investments in Right Management and Jefferson Wells. The goodwill impairment charge for the year ended December 31, 2009 relates to our investment in Jefferson Wells. The impact on net earnings is $384.3 million and $61.0 million, or $4.73 and $0.78 per diluted share, for the years ended December 31, 2010 and 2009, respectively.

Manpower Inc.
Operating Unit Results
(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$2,783.4	$1,786.0	55.8%	55.8%
Other Americas	1,265.5	967.3	30.8%	24.4%
	4,048.9	2,753.3	47.1%	44.8%

France	5,208.6	4,675.5	11.4%	18.0%
EMEA:
Italy	1,044.2	950.8	9.8%	16.0%
Other EMEA	6,043.0	5,371.7	12.5%	14.6%
	7,087.2	6,322.5	12.1%	14.8%
Asia Pacific	2,147.2	1,728.0	24.3%	14.5%
Right Management	374.6	559.4	-33.0%	-33.8%
	$18,866.5	$16,038.7	17.6%	19.2%

Operating Unit Profit (Loss) (c):
Americas:
United States (b)	$42.8	$(41.4)	N/A	N/A
Other Americas	36.5	20.1	81.4%	72.9%
	79.3	(21.3)	N/A	N/A

France	47.1	20.8	126.4%	150.1%
EMEA:
Italy	47.5	27.9	70.2%	82.1%
Other EMEA	157.4	34.7	353.0%	368.0%
	204.9	62.6	227.0%	240.7%
Asia Pacific	47.2	26.5	78.4%	63.6%
Right Management	3.5	113.4	-96.9%	-98.0%
	382.0	202.0
Corporate expenses	(101.2)	(77.4)
Goodwill and intangible asset impairment charges	(428.8)	(61.0)
Intangible asset amortization expense (c)	(39.3)	(21.9)
Reclassification of French business tax	65.3	-
Operating (loss) profit	(122.0)	41.7	N/A	N/A
Interest and other expenses (d)	(43.2)	(64.6)
Loss before income taxes	$(165.2)	$(22.9)

(a) During the fourth quarter of 2010, our segment reporting was realigned due to our Jefferson Wells business being combined with our Professional Finance and Accounting vertical within the United States. Accordingly, our former reportable segment, Jefferson Wells, is now reported within our United States operating segment as part of the Americas reportable segment. All previously reported results have been restated to conform to the current year presentation.

(b) The United States results include the results of COMSYS IT Partners, Inc., which was acquired on April 5, 2010. United States, revenues from services include fees received from our franchise offices of $13.7 million and $10.5 million for the years ended December 31, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $622.0 million and $459.3 million for the years ended December 31, 2010 and 2009, respectively.

(c) During the third quarter of 2010, we redefined Operating Unit Profit (Loss) to exclude intangible asset amortization. Therefore, these costs are no longer included as operating costs within the reportable segments and Corporate Expenses, and all intangible asset amortization expense is now shown separately. All previously reported results have been restated to conform to the current year presentation.

(d) The components of interest and other expenses were:
	2010	2009
Interest expense	$43.7	$61.7
Interest income	(6.2)	(11.7)
Foreign exchange losses	3.3	0.8
Miscellaneous expenses, net	2.4	3.5
Loss from sale of an equity investment	-	10.3
	$43.2	$64.6

Manpower Inc.
Consolidated Balance Sheets
(In millions)

	Dec. 31	Dec. 31
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$772.6	$1,014.6
Accounts receivable, net	3,844.1	3,070.8
Prepaid expenses and other assets	197.6	179.6
Future income tax benefits	59.7	67.4
Total current assets	4,874.0	4,332.4
Other assets:
Goodwill and other intangible assets, net	1,330.3	1,357.5
Other assets	355.1	347.5
Total other assets	1,685.4	1,705.0
Property and equipment:
Land, buildings, leasehold improvements and equipment	688.8	703.6
Less: accumulated depreciation and amortization	518.5	527.2
Net property and equipment	170.3	176.4
Total assets	$6,729.7	$6,213.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,313.9	$944.4
Employee compensation payable	240.2	187.8
Accrued liabilities	547.4	465.9
Accrued payroll taxes and insurance	677.7	572.0
Value added taxes payable	482.2	391.2
Short-term borrowings and current maturities of long-term debt	28.7	41.7
Total current liabilities	3,290.1	2,603.0
Other liabilities:
Long-term debt	669.3	715.6
Other long-term liabilities	373.1	358.7
Total other liabilities	1,042.4	1,074.3
Shareholders' equity:
Common stock	1.1	1.0
Capital in excess of par value	2,781.7	2,544.2
Retained earnings	785.2	1,109.6
Accumulated other comprehensive income	87.0	106.9
Treasury stock, at cost	(1,257.8)	(1,225.2)
Total shareholders' equity	2,397.2	2,536.5
Total liabilities and shareholders' equity	$6,729.7	$6,213.8

Manpower Inc.
Consolidated Statements of Cash Flows
(In millions)

	Year Ended
	December 31
	2010	2009
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(263.6)	$(9.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	110.1	97.2
Non-cash goodwill and intangible asset impairment	428.8	61.0
Deferred income taxes	(68.5)	(29.2)
Provision for doubtful accounts	28.9	27.8
Loss from sale of an equity investment	-	10.3
Share-based compensation	24.1	17.5
Excess tax benefit on exercise of stock options	(1.3)	(0.5)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(708.1)	663.6
Other assets	9.9	(71.5)
Other liabilities	621.8	(352.7)
Cash provided by operating activities	182.1	414.3
Cash Flows from Investing Activities:
Capital expenditures	(58.5)	(35.1)
Acquisitions of businesses, net of cash acquired	(270.0)	(21.6)
Proceeds from sale of an equity investment	-	13.3
Proceeds from sales of property and equipment	4.9	3.6
Cash used in investing activities	(323.6)	(39.8)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(15.6)	(14.6)
Proceeds from long-term debt	1.8	146.5
Repayments of long-term debt	(1.1)	(359.3)
Proceeds from share-based awards	27.1	14.2
Excess tax benefit on exercise of stock options	1.3	0.5
Repurchases of common stock	(34.8)	-
Dividends paid	(60.8)	(58.0)
Cash used in financing activities	(82.1)	(270.7)
Effect of exchange rate changes on cash	(18.4)	36.8
Change in cash and cash equivalents	(242.0)	140.6
Cash and cash equivalents, beginning of period	1,014.6	874.0
Cash and cash equivalents, end of period	$772.6	$1,014.6